UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2014

Vitran Corporation Inc.
(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada	M9C 5L5
(Address of principal executive offices)	(Zip Code)

416-596-7664
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 5, 2014, the Company held a Special Meeting of Shareholders at which the following actions were taken:

1. The resolution to approve the Plan of Arrangement involving the proposed acquisition by 2400520 Ontario Inc. (the "Purchaser"), an indirect wholly-owned subsidiary of TransForce Inc., of all of the issued and outstanding common shares of the Company (other than common shares of the Company held by the Purchaser and any affiliate of the Purchaser) was adopted by the following vote:

For: 12,045,848*	Against: 645,062	Abstain: 1,554	Non-Vote: Nil

* Includes 3,278,232 common shares held by the Purchaser and its affiliates; 8,767,616 votes were recorded for this proposal if these shares are excluded.

2. The advisory resolution to approve the compensation that may become payable to the Company's Named Executive Officers (as defined in the proxy statement furnished to the Company's shareholders) in connection with the completion of the Arrangement was adopted at the meeting by the following vote:

For: 10,638,288	Against: 2,052,422	Abstain: 1,754	Non-Vote: Nil

Item 8.01. Other Events.

On March 5, 2014, the Company issued a press release announcing the results from its Special Meeting of Shareholders.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit
99.1	News release dated March 5, 2014*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitran Corporation Inc.
Date: March 5, 2014	/s/ FAYAZ D. SULEMAN Fayaz D. Suleman Vice President Finance and Chief Financial Officer